                                                                     Exhibit 4.4

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


                             SUN MICROSYSTEMS, INC.
                             % Senior Note due 200_


No.                                                               $____________
CUSIP No.

        Sun Microsystems, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________ ($____________) on _____________, and to
pay interest thereon from _____________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _____________ and _____________ in each year, commencing _____________, at the rate of __% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____________ or _____________(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full six-month interest period, on the basis of the actual days elapsed in such period.

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        So long as all of the Securities of this series are represented by
Global Securities, the principal of, premium, if any, and interest, if any on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form ("Certificated Securities"), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office of agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of the Bank of New York) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     SUN MICROSYSTEMS, INC.

                                                     By:
                                                         -----------------------
Attest:

------------------------------------------


Trustee's Certificate of Authentication.

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

                                                     THE BANK OF NEW YORK
                                                     As Trustee


                                                     By:
                                                         -----------------------
                                                          Authorized Signatory


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                              REVERSE OF SECURITY.

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1999 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $_________________.

        The Security is subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Security to be redeemed or (ii) an amount, as determined by the Quotation Agent, equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, not including any portion of payments of interest accrued as of the Redemption Date, discounted to the Redemption Date on a semi-annual basis, assuming a 360-day year comprised of twelve 30-day months, at the adjusted treasury rate plus ten basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date; provided, however, that with respect to interest payments that are due on or prior to the Redemption Date, the Company will make payments of interest to the Holders of record of the Securities at the close of business on the regular Record Date.

        "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for that Redemption Date.

        "Comparable Treasury Issue" means the United States treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

        "Comparable Treasury Rate" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding such Redemption Date, as set forth by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities," or (ii) if such release, or any successor release, is not published or does not contain such prices on such Business Day, (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury

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Dealer Quotations, or (2) if the Trustee obtains fewer that four Reference
Treasury Dealer Quotations for the Redemption Date, the average of the Reference Treasury Dealer Quotations obtained, as determined by the Quotation Agent.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

        "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. or its successors; provided, however that if any of them ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for it another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the Company.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding that Redemption Date.

        Unless the Company defaults in payment of the Redemption Price, no interest will accrue on the Securities called for redemption for the period from and after the Redemption Date.

        In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        In addition to the Events of Default set forth in Section 501 of the Indenture, the following will be an Event of Default with respect to the
Securities: (i) failure to make any payment at maturity, including any applicable grace period, in respect of indebtedness, which term means obligations (other than non-recourse obligations or the Securities) of the Company for borrowed money or evidenced by bonds, debentures, notes or similar instruments ("Indebtedness") in an amount in excess of $50,000,000 and continuance of such failure or (ii) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $50,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of
(i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of Securities; provided, however, that if any such failure, default or acceleration referred to in (i) or (ii) above shall cease or be cured, waived,


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rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
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        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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                                   ASSIGNMENT

                FOR VALUE RECEIVED the undersigned hereby sells,
                           assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

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the within Global Note of SUN MICROSYSTEMS, INC. and all rights hereunder, hereby irrevocably constituting and appointing

                                                                        attorney
------------------------------------------------------------------------
to transfer said Global Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:
     -----------------------

                             SIGN HERE
                                        ----------------------------------------
                                            NOTICE:  THE SIGNATURE TO THIS
                                            ASSIGNMENT MUST CORRESPOND
                                            WITH THE NAME AS WRITTEN
                                            UPON THE FACE OF THE WITHIN
                                            INSTRUMENT IN EVERY
                                            PARTICULAR, WITHOUT
                                            ALTERATION OR ENLARGEMENT
                                            OR ANY CHANGE WHATEVER.

                                            SIGNATURE GUARANTEED